                                                                     Exhibit 4.1

                       [Stock Certificate Border Graphics]

                Not Valid Unless Countersigned by Transfer Agent
               Incorporated Under the Laws of the State of Nevada

                                            CUSIP NO. 934213 10 9

     Number                                            Shares

  [No. of Cert]                                 [No. of Shares]


                               WAREFORCE ONE, INC.
                   Authorized Common Stock: 50,000,000 Shares
                                Par Value: $.001


                    THIS CERTIFIES THAT [Name of Shareholder]

                   IS THE RECORD HOLDER OF [Number of Shares]

                   Shares of WAREFORCE ONE, INC. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:  [date of Certificate]

                 [Graphic of Corporate Seal]

/s/Dan Ricketts                           /s/Orie Rechtman
---------------                           ----------------
   Secretary                                 President

                                [Border Graphics]

Interwest Transfer Co. Inc. P.O. Box 17136/Salt Lake City, Utah 84117

Countersigned & Registered
                                -----------------------